EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: PAM HAMILTON
July 18, 2008	415-381-8198
pam@hamiltoninkpr.com

BANK OF MARIN BANCORP ANNOUNCES
SECOND QUARTER EARNINGS UP 17%

Novato, CA--- Bank of Marin Bancorp (Nasdaq: BMRC) President and CEO Russell A. Colombo announced second quarter 2008 earnings for Bank of Marin Bancorp (Bancorp) of $3.4 million, up $483 thousand, or 16.6%, from the same period in 2007. Diluted earnings per share were $0.65 in the second quarter of 2008, compared to $0.54 in the second quarter of 2007, up 11 cents, or 20.4%.

Earnings for the six-month period ended June 30, 2008 totaled $6.7 million, an increase of $785 thousand, or 13.4% over the same period a year ago.  Diluted earnings per share for the six-month period totaled $1.27, an increase of 18 cents per share, or 16.5%, over the same period a year ago.

“Higher earnings were driven by an expanded net interest margin and improved efficiencies. The strong results demonstrate the ability of our Bank to effectively navigate through difficult economic times,” said Colombo.

Net income for the first six months of 2008 includes a pre-tax non-recurring gain of $457 thousand recorded in the first quarter related to the mandatory redemption of a portion of Bank of Marin’s (the Bank) shares in Visa Inc., which became a public company through an initial public offering (IPO) on March 19, 2008. In addition, in the first six months of 2008, Bancorp reversed a pre-tax charge of $242 thousand that was originally recorded in the fourth quarter of 2007, for the potential obligation to Visa Inc. in connection with certain litigation indemnifications provided to Visa Inc. by Visa member banks. Subsequent to its IPO, Visa Inc. established an escrow account from which it plans to pay any potential settlements.

Net income for the second quarter and first six months of 2007 included pre-tax non-recurring gains of $190 thousand and $710 thousand, respectively, related to the Bank’s second-quarter 2007 sale of its $77 million indirect auto portfolio. The proceeds from the sale provided a source of funding for more desirable relationship loans.

Loans totaled $799.5 million at June 30, 2008, an increase of 22.3% over June 30, 2007.  The mix of loans is relatively unchanged from March 31, 2008 and December 31, 2007. Credit quality remains strong with $236 thousand in non-performing loans at June 30, 2008.  Net loan charge-offs totaled $145 thousand in the first six months of 2008 compared to $62 thousand in the same period a year ago. The loan loss provision in the second quarter and first half of 2008 equaled $510 thousand and $1.1 million, respectively, compared to $75 thousand and $140 thousand in the second quarter and first half of last year, respectively. The increase supports the significant level of loan growth that the Bank experienced in 2008. The allowance for loan losses as a percentage of loans totaled 1.07% at June 30, 2008 compared to 1.08% a year ago.

 “We continue to experience strong loan growth while maintaining exceptional credit quality, as demonstrated by low delinquencies and nominal losses.” said Christina Cook, Chief Financial Officer. “Credit quality continues to be one of our highest priorities and our loan growth is regulated by solid underwriting standards.”  The Bank has not participated in subprime lending nor does it hold investment securities backed by subprime loans.  The Bank does not hold common or preferred stock of either the Federal National Mortgage Association (Fannie Mae) or the Federal Home Loan Mortgage Corporation (Freddie Mac).

Deposits totaled $801.2 million at June 30, 2008, compared to $776.5 million a year ago, an increase of 3.2%.  Demand deposits increased $15.3 million, or 7.5% from June 30 2007 to June 30, 2008.  “We continue to make every possible effort to increase deposits in an economic environment of intense competition and tight liquidity,” said Colombo.

Net interest income of $11.9 million in the in the second quarter increased $1.4 million, or 13.7%, from the same period a year ago, and in the first six months of 2008 increased $2.7 million, or 13.3% from the first six months of last year.  This improvement reflects growth in interest-earning assets and a decline in the cost of funds, partially offset by lower loan yields.  “Lower cost of funds together with careful asset management resulted in improved net interest income and net interest margin,” said Cook.

The net interest margin expanded to 5.52% in the second quarter of 2008 compared to 5.07% in the second quarter of 2007.  The net interest margin totaled 5.46% in the first half of 2008 compared to 5.04% in the same period in 2007.

Non-interest income totaled $1.3 million in the second quarter of 2008.  Excluding the $190 thousand pre-tax non-recurring gain recorded in the second quarter of 2007 related to the sale of the indirect auto portfolio, this represents an increase of $76 thousand, or 6.3% from the prior year.   Non-interest income totaled $3.0 million in the first half of 2008.  Excluding the $457 thousand pre-tax non-recurring gain on the sale of Visa Inc. shares in the first half of 2008 and the $710 thousand pre-tax non-recurring gain recorded in the first half of 2007 related to the sale of the indirect auto portfolio, this represents an increase of $333 thousand, or 15.2% over the first half of 2007.  The increases reflect an increase in fees from the Bank’s business analysis accounts, an increase in fees the Bank charges for checks drawn against insufficient funds and an increase in Wealth Management fees.

Non-interest expense totaled $7.1 million in the second quarter of 2008, an increase of $110 thousand, or 1.6% over the same period a year ago. Non-interest expense in the first six months of 2008, excluding the reversal of the $242 thousand Visa Inc. litigation accrual discussed earlier, totaled $14.4 million, which represents an increase of $664 thousand, or 4.8%, from the same period a year ago.  The increase includes higher FDIC premiums, professional fees related to Bank initiatives, increases in premises rent including the new branch discussed below, as well as higher information technology and processing costs. “Higher revenues combined with modest growth in noninterest expenses have resulted in a marked improvement in our efficiency,” said Colombo.  The efficiency ratio improved 508 basis points, to 54.14%, in the second quarter of 2008 compared to the second quarter of 2007, and by 468 basis points, to 54.01%, in the six months ended June 30, 2008 compared to the same period a year ago.

In November 2007, Bancorp initiated a stock repurchase plan to buy back up to $5 million of its common stock.  Bancorp purchased 58,609 shares during the first half of 2008 for $1.7 million, bringing the total amount purchased under this program to $3.2 million. Bancorp repurchased 27,007 shares for $749 thousand during the second quarter of 2008. Bancorp has maintained its strong capital position, with a total risk-based capital ratio of 11.8% at June 30, 2008. Bancorp’s return on equity increased to 14.73%, up 83 basis points in the second quarter of 2008 compared to the same quarter a year ago.

In June 2008, Bank of Marin opened its second branch in Mill Valley and its twelfth branch in its franchise.  “This new branch demonstrates our commitment to the community that we serve,” said Colombo, “and it enhances our accessibility in the southern Marin County market.”

Bank of Marin has eleven other branch offices with locations in, Strawberry, Corte Madera, downtown San Rafael, Andersen Drive and Northgate in San Rafael, Ignacio, downtown Novato, Sausalito and three offices in Petaluma. The Bank has a commercial loan production office in San Francisco. The Bank’s administrative offices are located in Novato, and its Wealth Management Services are located in Corte Madera, Novato and Petaluma.

The financial information for periods presented subsequent to July 1, 2007 relates to Bank of Marin Bancorp, which was formed on July 1, 2007, while information pertaining to prior periods relates to the Bank of Marin.  This information is comparable between periods as the only subsidiary of Bank of Marin Bancorp is Bank of Marin.

This release may contain certain forward-looking statements that are based on management’s current expectations regarding economic, legislative, and regulatory issues that may impact Bancorp’s earnings in future periods. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include the words “believe,” “expect,” “intend,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory and technological factors affecting Bancorp’s operations, pricing, products and services.  These and other important factors are detailed in various securities law filings made periodically by Bancorp or the Bank, copies of which are available from Bancorp without charge.  Bancorp undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

BANK OF MARIN BANCORP
FINANCIAL HIGHLIGHTS
Year To Year Comparison
June 30, 2008

SECOND QUARTER	QTR 2008	QTR 2007	CHANGE	% CHANGE

NET INCOME	$3,386,000	$2,903,000	$483,000	16.6%

DILUTED EARNINGS PER SHARE	$0.65	$0.54	$0.11	20.4%

RETURN ON ASSETS (ROA)	1.48%	1.32%	0.16%	12.1%

RETURN ON EQUITY (ROE)	14.73%	13.90%	0.83%	6.0%

EFFICIENCY RATIO	54.14%	59.22%	(5.08%)	(8.6%)

NET INTEREST MARGIN	5.52%	5.07%	0.45%	8.9%

YEAR TO DATE	YTD 2008	YTD 2007	CHANGE	% CHANGE

NET INCOME	$6,662,000	$5,877,000	$785,000	13.4%

DILUTED EARNINGS PER SHARE	$1.27	$1.09	$0.18	16.5%

RETURN ON ASSETS (ROA)	1.48%	1.36%	0.12%	8.8%

RETURN ON EQUITY (ROE)	14.68%	14.13%	0.55%	3.9%

EFFICIENCY RATIO	54.01%	58.69%	(4.68%)	(8.0%)

NET INTEREST MARGIN	5.46%	5.04%	0.42%	8.3%

AT PERIOD END	Jun 30 2008	Jun 30 2007	CHANGE	% CHANGE

TOTAL ASSETS	$952,539,000	$890,377,000	$62,162,000	7.0%

TOTAL DEPOSITS	$801,220,000	$776,477,000	$24,743,000	3.2%

TOTAL LOANS	$799,510,000	$653,924,000	$145,586,000	22.3%

LOAN LOSS RESERVE TO LOANS	1.07%	1.08%	(0.01%)	(0.9%)

TOTAL NON PERFORMING LOANS	$236,000	$5,000	$231,000	NM

LOAN LOSS RESERVE TO NON-PERFORMING LOANS	36.3	x	1410.6	x	(1,374.3	)x	NM

STOCKHOLDERS' EQUITY	$92,547,000	$84,150,000	$8,397,000	10.0%

BOOK VALUE PER SHARE	$18.00	$16.21	$1.79	11.0%

TOTAL CAPITAL TO ASSETS	9.72%	9.45%	0.27%	2.9%

TOTAL RISK BASED CAPITAL RATIO-BANK *	11.6%	12.7%	(1.1%)	(8.7%)

TOTAL RISK BASED CAPITAL RATIO-BANCORP *	11.8%	N/A	N/A	N/A
* Current period estimated

N/A - not applicable
NM - not meaningful

BANK OF MARIN BANCORP
CONSOLIDATED STATEMENT OF CONDITION
at June 30, 2008, March 31, 2008 and June 30, 2007

(in thousands, except share amounts - unaudited)	June 30, 2008	March 31, 2008	June 30, 2007

Assets
Cash and due from banks	$30,355	$28,328	$29,319
Fed funds sold	800	---	76,500
Cash and cash equivalents	31,155	28,328	105,819

Investment securities
Held to maturity, at amortized cost	19,476	20,297	15,161
Available for sale (at fair market value, amortized cost $73,577 at 6/30/08, $73,747 at 3/31/08 and $88,054 at 6/30/07)	72,999	74,118	86,740
Total investment securities	92,475	94,415	101,901

Loans, net of allowance for losses of $8,555 at 6/30/08,$8,199 at 3/31/08 and $7,053 at 6/30/07	790,955	761,331	646,871
Bank premises and equipment, net	8,635	7,887	8,216
Interest receivable and other assets	29,319	27,878	27,570

Total assets	$952,539	$919,839	$890,377

Liabilities and Stockholders' Equity

Liabilities
Deposits
Non-interest bearing	$219,684	$204,875	$204,335
Interest bearing
Transaction accounts	76,839	76,461	74,387
Savings and money market	422,834	396,463	409,795
Time	81,863	82,363	87,960
Total deposits	801,220	760,162	776,477

Federal funds purchased and Federal Home Loan Bank borrowings	46,800	55,300	10,000
Subordinated debenture	5,000	5,000	5,000
Interest payable and other liabilities	6,972	8,664	14,750

Total liabilities	859,992	829,126	806,227

Stockholders' Equity
Common stock, no par value
Authorized - 15,000,000 shares Issued and outstanding - 5,140,351 at 6/30/08,5,131,546 at 3/31/08 and 5,190,791 at 6/30/07	50,679	50,959	53,032
Retained earnings	42,203	39,539	31,880
Accumulated other comprehensive (loss) gain, net	(335)	215	(762)

Total stockholders' equity	92,547	90,713	84,150

Total liabilities and stockholders' equity	$952,539	$919,839	$890,377

BANK OF MARIN BANCORP
CONSOLIDATED STATEMENT OF OPERATIONS
for the three months ended June 30, 2008, March 31, 2008 and June 30, 2007

(in thousands, except per share amounts - unaudited)	June 30, 2008	March 31, 2008	June 30, 2007

Interest income
Interest and fees on loans held in portfolio	$13,400	$13,312	$13,027
Interest on auto loans held for sale	---	---	954
Interest on investment securities
U.S. Treasury securities	---	---	---
Securities of U.S. Government agencies	882	867	809
Obligations of state and political subdivisions (tax exempt)	183	161	111
Corporate debt securities and other	78	89	123
Interest on Federal funds sold	1	112	415
Total interest income	14,544	14,541	15,439

Interest expense
Interest on interest bearing transaction accounts	96	88	74
Interest on savings and money market deposits	1,583	2,191	3,778
Interest on time deposits	654	751	882
Interest on borrowed funds	302	221	227
Total interest expense	2,635	3,251	4,961

Net interest income	11,909	11,290	10,478
Provision for loan losses	510	615	75
Net interest income after provision for loan losses	11,399	10,675	10,403

Non-interest income
Service charges on deposit accounts	430	406	321
Wealth Management Services	310	336	298
Net gain on indirect auto portfolio	---	---	190
Net gain on redemption of shares in Visa, Inc.	---	457	---
Other income	539	503	584
Total non-interest income	1,279	1,702	1,393

Non-interest expense
Salaries and related benefits	4,035	4,158	4,163
Occupancy and equipment	793	768	729
Depreciation and amortization	327	318	310
Data processing	430	445	425
Professional services	419	406	384
Other expense	1,136	906	1,019
Total non-interest expense	7,140	7,001	7,030
Income before provision for income taxes	5,538	5,376	4,766

Provision for income taxes	2,152	2,100	1,863
Net income	$3,386	$3,276	$2,903

Net income per common share:
Basic	$0.66	$0.64	$0.56
Diluted	$0.65	$0.63	$0.54

Weighted average shares used to compute net income per common share:
Basic	5,139	5,136	5,187
Diluted	5,226	5,238	5,329

Dividends declared per common share	$0.14	$0.14	$0.13

BANK OF MARIN BANCORP
CONSOLIDATED STATEMENT OF OPERATIONS
for the six months ended June 30, 2008 and June 30, 2007

(in thousands, except per share amounts - unaudited)	June 30, 2008	June 30, 2007

Interest income
Interest and fees on loans held in portfolio	$26,712	$25,723
Interest on auto loans held for sale	---	2,062
Interest on investment securities
U.S. Treasury securities	---	8
Securities of U.S. Government agencies	1,749	1,651
Obligations of state and political subdivisions (tax exempt)	344	229
Corporate debt securities and other	167	221
Interest on Federal funds sold	113	417
Total interest income	29,085	30,311

Interest expense
Interest on interest bearing transaction accounts	184	151
Interest on savings and money market deposits	3,774	7,170
Interest on time deposits	1,405	1,751
Interest on borrowed funds	523	764
Total interest expense	5,886	9,836

Net interest income	23,199	20,475
Provision for loan losses	1,125	140
Net interest income after provision for loan losses	22,074	20,335

Non-interest income
Service charges on deposit accounts	836	569
Wealth Management Services	646	573
Net gain on indirect auto portfolio	---	710
Net gain on redemption of shares in Visa, Inc.	457	---
Other income	1,042	1,049
Total non-interest income	2,981	2,901

Non-interest expense
Salaries and related benefits	8,193	8,126
Occupancy and equipment	1,561	1,439
Depreciation and amortization	645	611
Data processing	875	843
Professional services	825	702
Other expense	2,042	1,998
Total non-interest expense	14,141	13,719
Income before provision for income taxes	10,914	9,517

Provision for income taxes	4,252	3,640
Net income	$6,662	$5,877

Net income per common share:
Basic	$1.30	$1.13
Diluted	$1.27	$1.09

Weighted average shares used to compute net income per common share:
Basic	5,137	5,209
Diluted	5,232	5,376

Dividends declared per common share	$0.28	$0.25